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                                                                    EXHIBIT 23.3




                        CONSENT OF ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) dated March 21, 1997 on the statements of operations, stockholders' equity and cash flows and the related footnote information of MicroOptical Devices, Inc. for the year ended December 31, 1996, incorporated by reference in this registration statement under Form S-3 for EMCORE Corporation.



/s/ ARTHUR ANDERSEN LLP
Albuquerque, New Mexico
October 5, 1999